Power of Attorney

Each of the undersigned constitutes and appoints Dennis W.
Ward his, her or its true and lawful attorney-in-fact and agent with full power of substitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign any and all Section 16 reports, Schedule 13Ds, and other filings and amendments thereto relating to securities of K-Tel International, Inc., and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he, she or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.


Date: December 19, 2003

	/s/ Philip Kives
Philip Kives

K-5 LEISURE PRODUCTS, INC.


By:	/s/ Philip Kives
Its:	President

NATIONAL DEVELOPMENTS LTD.


By:	/s/ Philip Kives
Its:	President


2429780v1